As filed with Securities and Exchange Commission on August 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AILERON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4196017
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

490 Arsenal Way, Suite 210

Watertown, Massachusetts 02472

(617) 995-0900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manuel C. Alves Aivado, M.D., Ph.D.

President and Chief Executive Officer

Aileron Therapeutics, Inc.

490 Arsenal Way, Suite 210

Watertown, Massachusetts 02472

(617) 995-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart Falber

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.001 per share	3,700,000	$1.45	$5,365,000	$696.38

(1)

The shares will be offered for resale by the selling stockholders. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, dividends or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the Nasdaq Capital Market on August 6, 2020.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 11, 2020

PROSPECTUS

3,700,000 Shares

Common Stock

This prospectus relates to the resale, from time to time, of up to 3,700,000 shares of our common stock by the selling stockholders identified in this prospectus.

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the shares.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers, if any, incurred for the sale of shares of our common stock.

The selling stockholders, or their pledgees, assignees, donees, transferees or other successors-in-interest, identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” beginning on page 10 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ALRN.” On August 10, 2020, the closing sale price of our common stock as reported on Nasdaq was $1.24. You are urged to obtain current market quotations for the common stock.

We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Our business and investment in our common stock involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2020

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the entire prospectus, especially the “Risk Factors” section of this prospectus, before deciding to invest in our common stock.

Overview

We are a clinical-stage biopharmaceutical company that is focused on transforming the experience of chemotherapy for cancer patients, enabling them to fight cancer without the fear or burden of chemotherapy-induced side effects. We are advancing ALRN-6924, our first-in-class dual MDM2/MDMX inhibitor currently in clinical development, to provide a single medicine to protect multiple healthy cell types throughout the body from chemotherapy while ensuring chemotherapy continues to destroy cancer cells.

In addition to potentially reducing or eliminating multiple side effects, ALRN-6924 may also improve patients’ quality of life and help them better tolerate chemotherapy, potentially allowing patients to complete their treatment without dose reductions or delays. Our long-term vision is to provide chemoprotection for patients with p53-mutated cancers, which represents approximately 50% of cancer patients, regardless of cancer type or chemotherapeutic drug.

Corporate Information

We were incorporated under the laws of the State of Delaware on August 6, 2001 under the name Renegade Therapeutics, Inc. We changed our name to Aileron Therapeutics, Inc. on February 5, 2007. Our principal executive office is located at 490 Arsenal Way, Suite 210, Watertown, MA 02472, and our telephone number is (617) 995- 0900. Our website address is https://www.aileronrx.com/. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Aileron,” “the company,” “we,” “us” and “our” refer to Aileron Therapeutics, Inc.

Aileron and the other trademarks or service marks of Aileron appearing in this prospectus are the property of Aileron.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.07 billion of revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may remain an emerging growth company until December 31, 2022, or until such earlier time as we have more than $1.07 billion in annual revenue, the market value of our stock held by non-affiliates is more than $700 million as of the last business day of our most recently completed second fiscal quarter or we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Common stock offered by selling stockholders 3,700,000 shares of our common stock

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk factors	You should read the “Risk Factors” section included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“ALRN”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks described in the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the Securities and Exchange Commission, or SEC, from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and the information and documents incorporated by reference in this prospectus. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein occur, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus includes and incorporates forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements in this prospectus and in the documents incorporated by reference, particularly in the “Risk Factors” section in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and other filings we make with the SEC, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

You should read this prospectus and the documents that we reference herein and have filed or incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders.

The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is intended as a summary only and therefore is not complete. This description is based upon, and is qualified by reference to, our certificate of incorporation and our bylaws, each as amended from time to time, and by applicable provisions of Delaware corporate law. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. The following description of our capital stock and provisions of our restated certificate of incorporation and amended and restated by-laws are summaries and are qualified by reference to our certificate of incorporation and by-laws. Copies of these documents are filed with the SEC as exhibits to our registration statement of which this prospectus forms a part. As of June 30, 2020, 39,261,576 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Any matter other than the election of directors to be voted upon by the stockholders at such meeting will be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter, except when a different vote is required by law, our certificate of incorporation or our bylaws.

Holders of our common stock are entitled to receive proportionately any dividends as may be declared and paid on the common stock from funds lawfully available therefor as and when determined by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Outstanding shares of our common stock are non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock could impede the completion of a merger, tender offer or other takeover attempt.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing requirements of the Nasdaq

Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Delaware law and our restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Staggered Board; Removal of Directors

Our restated certificate of incorporation and our amended and restated bylaws divide our board of directors into three classes with staggered three-year terms. In addition, a director may only be removed for cause and only by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may only be filled by vote of a majority of our directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Stockholder Action by Written Consent; Special Meetings

Our restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors.

Advance Notice Requirements for Stockholder Proposals

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and a sale involving us and the “interested stockholder” of 10% or more of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Amendment of Certificate of Incorporation and Bylaws

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above under “—Staggered Board; Removal of Directors” and “—Stockholder Action by Written Consent; Special Meetings.”

Exclusive Forum Selection

Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to our company or our stockholders, (3) any action asserting a claim against our company arising pursuant to any provision of the General Corporation Law of the State of Delaware or our restated certificate of incorporation or amended and restated bylaws, or (4) any action asserting a claim against our company governed by the internal affairs doctrine. We do not expect this choice of forum provision will apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, or any other claim for which federal courts have exclusive jurisdiction. Although our restated certificate of incorporation contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “ALRN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDERS

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of June 30, 2020. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution.”

In June 2020, we issued and sold in an underwritten public offering an aggregate of 10,162,059 shares of our common stock, including an additional 1,071,149 shares of common stock upon the partial exercise of an option of the underwriters to purchase additional shares, for a purchase price to the public of $1.10 per share. The selling stockholders purchased 3,700,000 shares of our common stock in the public offering for an aggregate purchase price of approximately $4.1 million.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

The percentages of shares owned before and after the offering are based on 39,261,576 shares of common stock outstanding as of June 30, 2020, which includes the outstanding shares of common stock offered by this prospectus. In computing the number of shares of common stock beneficially owned by the selling stockholders and the percentage ownership of the selling stockholders, we deemed outstanding shares of common stock issuable upon the exercise of warrants held by the selling stockholders.

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered(1)	Shares of Common Stock to be Beneficially Owned After Offering(1)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Satter Medical Technology Partners, L.P.(2)	7,323,074	18.6%	3,349,258	7,323,074	18.6%
Trusts and other entities affiliated with Muneer A. Satter (3)	528,848	1.3%	350,742	528,848	1.3%

(1)

We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be held by the selling stockholders.

(2)

Beneficially owns (a) 7,080,601 shares of common stock that are held by Satter Medical Technology Partners, L.P. (“SMTP”) for which the Muneer A. Satter has sole voting and dispositive power over all such shares and (b) 3,731,343 shares of common stock which may be acquired upon the exercise of warrants within 60 days of June 30, 2020 for which Mr. Satter has sole voting and dispositive power. The shares of common stock that are not being registered on this registration statement were registered as part of a prior registration statement filed by the Company (File No. 333-231143). As a result of the application of a beneficial ownership cap in the warrants issued to SMTP, the table above under the headings “Shares of Common Stock Beneficially Owned Prior to the Offering” and “Shares of Common Stock Beneficially Owned After the Offering” does not include 3,488,870 shares of common stock issuable upon exercise of warrants to purchase common stock held by SMTP. SMTP is not permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in SMTP and its affiliates beneficially owning more than 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants to purchase common stock. The address for SMTP is c/o Satter Management Co., L.P., 676 N. Michigan Avenue, Suite 4000, Chicago, IL 60611.

Dr. Nolan Sigal, a partner at Satter Management Co., L.P., an affiliate of SMTP, is a member of our board of directors.

(3)

Consists of (i) 161,440 shares of common stock that are held by Muneer A. Satter Revocable Trust for which Mr. Satter serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares, and (b) 367,408 shares of common stock that are held by various other trusts and other entities for which Mr. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares. The shares of common stock that are not being registered on this registration statement were registered as part of a prior registration statement filed by the Company (File No. 333-231143). The address for Mr. Satter is c/o Satter Management Co., L.P., 676 N. Michigan Avenue, Suite 4000, Chicago, IL 60611.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out a short position, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If any selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.aileronrx.com/. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-38130) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the sale of all the shares covered by this prospectus, other than the portions of those documents not deemed to be filed.

1.

Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders filed with the SEC on April 28, 2020;

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 5, 2020, respectively.

3.	Our Current Reports on Form 8-K filed with the SEC on April 22, 2020 (Item 8.01 only), June 1, 2020 (Item 8.01 only), June 5, 2020, June 11, 2020 and June 18, 2020

4.	The description of our common stock contained in our Registration Statement on Form 8-A filed on June 23, 2017, including any amendments or reports filed for the purpose of updating such description.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Aileron Therapeutics, Inc.

490 Arsenal Way, Suite 210

Watertown, Massachusetts, 02472

(617) 995-0900

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses incurred or to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by us (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

Amount
SEC registration fee	$696
Accounting fees and expenses	$3,500
Legal fees and expenses	$40,000
Miscellaneous fees and expenses	$1,000
Total expenses	$45,196

Item 15.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of its directors for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an

“Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

Our board of directors has approved a form of indemnification agreement that has been executed by each of our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.	Exhibits.

Exhibit Number	Description

4.1	Restated Certificate Incorporation of the Registration (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 5, 2017 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on July 5, 2017 and incorporated herein by reference)

4.3	Specimen stock certificate evidencing shares of common stock (filed as Exhibit 4.1 to the Registrant’s Registration Statements on Form S-1 filed on June 19, 2017 and incorporated herein by reference)

4.4	Form of Warrant to Purchase Common Stock (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on March 29, 2019 and incorporated herein by reference)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

Exhibit Number	Description

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages)

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in

Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act:

(i)

the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)

each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To supplement, if applicable, the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transaction by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts on August 11, 2020.

AILERON THERAPEUTICS, INC.

By:	/s/ Richard J. Wanstall
Richard J. Wanstall
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Aileron Therapeutics, Inc. hereby severally constitute and appoint Manuel C. Alves Aivado and Richard J. Wanstall, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Aileron Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Manuel C. Alves Aivado, M.D., Ph.D. Manuel C. Alves Aivado, M.D., Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	August 11, 2020

/s/ Richard J. Wanstall Richard J. Wanstall	Chief Financial Officer (principal financial and accounting officer)	August 11, 2020

/s/ Jeffrey A. Bailey Jeffrey A. Bailey	Director	August 11, 2020

/s/ Reinhard J. Ambros, Ph.D. Reinhard J. Ambros, Ph.D.	Director	August 11, 2020

/s/ William T. McKee William T. McKee	Director	August 11, 2020

/s/ Jodie P. Morrison Jodie P. Morrison	Director	August 11, 2020

/s/ Nolan Sigal, M.D. Nolan Sigal, M.D.	Director	August 11, 2020

/s/ Josef H. von Rickenbach Josef H. von Rickenbach	Director	August 11, 2020